Exhibit 10.5


                            December 5, 1997



   Northwestern Mutual Investment
     Services, Inc.
   720 East Wisconsin Avenue
   Milwaukee, WI   53202

   RE:  INVESTMENT ADVISORY AND SERVICING AGREEMENT

   Gentlemen:

        The undersigned (each signatory to be referred to herein as "Client" for its respective account) employ you ("Advisor") as investment advisor and to perform investment accounting services, and Advisor agrees to serve in said capacities, on the following terms and conditions:

   1.   Definitions

        "Authorized Investments" - Equity Investments, Long Term Investments and Short Term Investments.

        "Equity Investments" - any common stock or other equity investments that conform to the restrictions applicable to such investments in the Guidelines.

        "Investment Accounts" or "Accounts" - the separate accounts for each Client which are each to be managed in accordance with paragraph 2(a) hereof. The Accounts shall consist of those custody accounts held by the Custodian (hereinafter defined) or any successor Custodian, for which Client has directed the Custodian to follow instructions from Advisor regarding the purchase and/or sale of assets therein.

        "Long Term Investments" - any fixed-income investment with a maturity remaining at the time of purchase of one year or more.

        "Short Term Investments" - any fixed-income investment with a maturity remaining at the time of purchase of less than one year, made pending the availability and/or consummation of appropriate Long Term or Equity Investments.

   2.   Authority

        (a)  Investment Accounts

             Advisor shall have full power to supervise and direct Authorized Investments in the Investment Accounts, making and implementing investment decisions without prior consultation with Client, in accordance with the objectives and limitations furnished to the Advisor in writing by Client from time to time (such objectives and limitations, as in effect from time to time, are hereafter referred to as the "Guidelines"), and subject to the authorization and limitations contained in Wisconsin Insurance Code Chapter 620 and the Wisconsin Adm. Code Section Ins. 6.20. The Guidelines in effect on the date hereof are attached hereto as Exhibit A.

        (b)  Control

             Notwithstanding the authority of Advisor under this Agreement, Client shall retain ultimate control of the investment advisory and accounting services being performed by Advisor, and Client shall own and have custody of its general corporate accounts and records. The authority of Advisor under this Agreement shall not be limited by this subsection (b), unless, and except to the extent that, Client has given specific directions in writing to Advisor which refer to this sub-paragraph.

   3.   Custody

        Client will appoint a custodian ("Custodian") to take and have separate possession of the assets of each of the Accounts. Client will bear responsibility for custodial charges. Advisor shall not be the Custodian.

   4.   Brokerage; Transactions with Affiliates

        Advisor may place orders for the execution of transactions with or through such brokers, dealers or banks as Advisor may select and, in compliance with Section 28(e) of the Securities Exchange Act of 1934, may, from the appropriate Accounts' assets, pay a commission on transactions whether or not in excess of the amount of the commission another broker or dealer would have charged.

        Without limiting the preceding sentence, but subject to the other provisions of this paragraph and applicable law, Advisor may place orders for the execution of transactions with or through Robert W. Baird & Co., Inc. ("Baird"), an "affiliate" of Advisor as defined in Rule 144 of the Securities Act of 1933 that is approximately 92% owned by Advisor's parent corporation, The Northwestern Mutual Life Insurance Company.

   5.   Reports to Client

        Advisor will send Client monthly reports of income, gains/losses and transaction summaries for the Accounts and a quarterly report for the Boards of Directors meetings described below. Advisor will instruct the Custodian to make confirmations of transactions available to Client electronically in accordance with past practices. Advisor does not assume responsibility for the accuracy of information furnished by Client or any other party. The monthly and quarterly reports shall be in a form mutually agreed to by Client and Advisor with such supplements as Advisor considers appropriate.

        Advisor will also prepare reports for the Boards of Directors of Client as Client may designate, and shall make one of its employees available for Boards of Directors meetings and Securities Investment Committee meetings of Client and annual rating agency meetings as may be held from time to time to describe and answer questions concerning its transactions and performance.

   6.   Investment Accounting

        Advisor will perform investment accounting for the Investment Accounts including, but not limited to monthly journal entries, inventories, investments held, monthly details of acquisitions and dispositions and annual Schedule D reporting and all related recordkeeping functions relevant thereto.

   7.   Voting of Portfolio Securities

        Decisions on voting of proxies for the Investment Accounts will be made by Advisor unless Client otherwise specifically directs.

   8.   Confidential Relationship

        All information and advice furnished by either party to the other (other than, in the case of Client, regular monthly and quarterly reports and transactional confirmations and other information about Client's positions in the Accounts) shall be treated as confidential, provided, however, that Advisor may furnish listings of Client's positions to brokers to facilitate hedging, swaps, and offsetting transactions. Such information and advice shall not be disclosed to third parties except as required by law, or court order, or as may be considered necessary by Client or Advisor in disclosures to its Board of Directors, management personnel, independent accountants, rating agencies, regulatory authorities, the National Association of Insurance Commissioners, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association.

        This paragraph 8 shall not apply to information which (a) becomes generally available to the public other than by breach of the foregoing confidentiality provisions, (b) was available to the party making disclosure prior to a disclosure under this Agreement, or (c) otherwise becomes available to the party making disclosure from a person who, to the knowledge of the disclosing party, is not bound by a confidentiality agreement with the other party.

   9.   Non-Exclusive Contract

        Advisor acts as advisor to other clients and may give advice, and take action, with respect to any of those clients which may differ from the advice given, or the timing or nature of the action taken, with respect to the Accounts. Advisor shall have no obligation to purchase or sell for the Accounts, or to recommend for purchase or sale by the Accounts, any security which Advisor, its principals, affiliates or employees may purchase or sell for themselves or for any other clients.

        Client recognizes that transactions in a specific security may not be accomplished for all client accounts or for all of Client's Accounts at the same time or at the same price.

   10.  Agreement Not Assignable

        No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement may be made by Advisor without written consent of Client.

   11.  Termination

        This Agreement may be terminated at any time by any signatory to this Agreement for its respective Account upon ninety (90) days' prior written notice and by Advisor upon one hundred eighty (180) days' prior written notice. Fees will be prorated to the date of termination and any unearned portion of any prepaid fees will be refunded.


   12.  Representations

        Advisor represents that it is registered as an investment advisor under the Investment Advisers Act of 1940 and that such registration is currently effective.

        Client represents that employment of Advisor, including the right to make decisions with respect to the voting of proxies, if granted, is authorized by, has been accomplished in accordance with, and does not violate, the documents, if any, governing the Accounts. Client will furnish Advisor with true copies of all governing documents.

   13.  Communications

        Except as limited by paragraph 2 hereof, instructions may be given orally by either party and, where deemed necessary, may be confirmed in writing as soon as practicable. For purposes of instructions by Client, and any other action taken by Client (other than termination or amendment of this Agreement) such instructions given and action taken by Mortgage Guaranty Insurance Corporation shall be effective for all Clients, and Advisor may rely on same.

        Notices and other communications required to be given in writing under this Agreement shall be sent by fax and confirmed by certified mail, and shall be deemed given when received at the addresses specified below the parties' signatures, and, as to the Custodian, at such address as it or Client may specify to Advisor in writing, or at such other address as a party to receive notice may specify in a notice given in accordance with this provision. Advisor may rely on any notice from any person reasonably believed to be genuine and authorized.

   14.  Fees

        It is the intention of the parties that Advisor's compensation for services shall be calculated and paid in accordance with the Schedule of Fees attached hereto as Exhibit B, which the parties agree is fair and reasonable. Client's execution of this Agreement is certification that Client has secured all required State Insurance Commissioner approvals.

   15.  Disclosure Statement

        Client acknowledges receipt of Advisor's Disclosure Statement, as required by Rule 204-3 under the Investment Advisers Act of 1940, not less than 48 hours prior to the date of acceptance of this Agreement shown below.

   16.  Access to Books and Records

        Advisor shall provide Client, its independent accountants, counsel and other representatives, access during reasonable hours at Advisor's offices to Advisor's books and records as they relate to the Accounts, and Advisor shall co-operate in providing information in connection therewith.

   17.  Amendment and Restatement; Entire Agreement; Governing Law

        This Agreement amends and restates that certain letter agreement between the parties dated as of December 29, 1989 (as amended), and constitutes the entire agreement of the parties with respect to management and servicing of the Accounts. This Agreement can be amended only by written document signed by the parties. This Agreement shall not become effective unless and until approval (or non-disapproval) thereof has been received by Client from the Commissioner of Insurance of Wisconsin as may be required by applicable law and regulation. It shall be governed by the laws of the State of Wisconsin.

   Approved by Mortgage Guaranty
   Insurance Corporation

   By:  /s/ J. Michael Lauer
       Name: J. Michael Lauer
       Title:   Chief Financial Officer


   Approved by MGIC Mortgage               Approved by MGIC Reinsurance
   Insurance Corporation                   Corporation

   By:  /s/ J. Michael Lauer               By:  /s/ J. Michael Lauer
   Name: J. Michael Lauer                  Name: J. Michael Lauer
   Title:   Chief Financial Officer        Title:   Chief Financial Officer

   Agreed to and Accepted this
   12th day of December, 1997.

   Northwestern Mutual Investment Services, Inc.

   By:    /s/  Mark G. Doll
   Name:  Mark G. Doll
   Title: Senior Vice President